Exhibit a (15)

CALAMOS INVESTMENT TRUST

AMENDMENT NO. 14

TO

THE FOURTH AMENDED AND RESTATED AGREEMENT

AND DECLARATION OF TRUST

AMENDMENT NO. 14 to the Fourth Amended and Restated Agreement and Declaration of Trust dated as of May 15, 2012, as amended (the “Declaration of Trust”) of Calamos Investment Trust (the “Trust”), made as of the 25th day of January, 2019.

WITNESSETH:

WHEREAS, Article VII, Section 7.3 of the Declaration of Trust provides that the Declaration of Trust may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing signed by an officer of the Trust pursuant to a vote of a majority of the Trustees; and

WHEREAS, Article IV, Section 4.1 of the Declaration of Trust provides that the Trustees of the Trust may establish and designate Sub-Trusts of the Trust and classes thereof; and

WHEREAS, the Trustees have previously established and designated seventeen Sub-Trusts of the Trust (the “Series”), being Calamos Convertible Fund, Calamos Growth and Income Fund, Calamos Global Growth and Income Fund, Calamos Growth Fund, Calamos Market Neutral Income Fund, Calamos High Income Opportunities Fund, Calamos Opportunistic Value Fund, Calamos International Growth Fund, Calamos Global Equity Fund, Calamos Total Return Bond Fund, Calamos Evolving World Growth Fund, Calamos Dividend Growth Fund, Calamos Emerging Market Equity Fund, Calamos Global Convertible Fund, Calamos Hedged Equity Income Fund, Calamos Phineus Long/Short Fund and Calamos Short-Term Bond Fund; and

WHEREAS, on December 19, 2018, the Trustees voted unanimously to change the name of a Sub-Trust as follows: “Calamos Hedged Equity Income Fund” to “Calamos Hedged Equity Fund”, effective as of March 1, 2019, and authorize the Secretary to execute and file this Amendment No. 14 to the Declaration of Trust (the “Amendment”); and

WHEREAS, on January 25, 2019, the Trustees voted to designate a new Sub-Trust, Calamos Timpani Small Cap Growth Fund, and authorize the Secretary to execute and file the Amendment;

NOW, THEREFORE, the Declaration of Trust is hereby amended as follows:

I. Effective January 25, 2019, the first paragraph of Article IV, Section 4.2 (other than subsections (a) through (m) thereof) of the Declaration of Trust is hereby amended to read in pertinent part as follows:

“Section 4.2    Establishment and Designation of Sub-Trusts and Classes. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate eighteen Sub-Trusts:

Calamos Convertible Fund

Calamos Growth and Income Fund

Calamos Global Growth and Income Fund

Calamos Growth Fund

Calamos Market Neutral Income Fund

Calamos High Income Opportunities Fund

Calamos Opportunistic Value Fund

Calamos International Growth Fund

Calamos Global Equity Fund

Calamos Total Return Bond Fund

Calamos Evolving World Growth Fund

Calamos Dividend Growth Fund

Calamos Emerging Market Equity Fund

Calamos Global Convertible Fund

Calamos Hedged Equity Income Fund

Calamos Phineus Long/Short Fund

Calamos Short-Term Bond Fund

Calamos Timpani Small Cap Growth Fund

each of which shall have three classes of Shares, designated Class A, Class C, and Class I, except for Calamos International Growth Fund which shall have four classes of Shares, designated Class A, Class C, Class I, and Class R6; Calamos Timpani Small Cap Growth Fund which shall have three classes of Shares, designated Class A, Class I, and Class R6; and Calamos Short-Term Bond Fund which shall have two classes of Shares, designated Class A and Class I, or such classes as may from time to time be established and designated. The Shares of such Sub-Trusts and any Shares of any further Sub-Trust or class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:”

II. Effective March 1, 2019, the first paragraph of Article IV, Section 4.2 (other than subsections (a) through (m) thereof) of the Declaration of Trust is hereby amended to read in pertinent part as follows:

“Section 4.2 Establishment and Designation of Sub-Trusts and Classes. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate eighteen Sub-Trusts:

Calamos Convertible Fund

Calamos Growth and Income Fund

Calamos Global Growth and Income Fund

Calamos Growth Fund

Calamos Market Neutral Income Fund

Calamos High Income Opportunities Fund

Calamos Opportunistic Value Fund

Calamos International Growth Fund

Calamos Global Equity Fund

Calamos Total Return Bond Fund

Calamos Evolving World Growth Fund

Calamos Dividend Growth Fund

Calamos Emerging Market Equity Fund

Calamos Global Convertible Fund

Calamos Hedged Equity Fund

Calamos Phineus Long/Short Fund

Calamos Short-Term Bond Fund

Calamos Timpani Small Cap Growth Fund

each of which shall have three classes of Shares, designated Class A, Class C, and Class I, except for Calamos International Growth Fund which shall have four classes of Shares, designated Class A, Class C, Class I, and Class R6; Calamos Timpani Small Cap Growth Fund which shall have three classes of Shares, designated Class A, Class I, and Class R6; and Calamos Short-Term Bond Fund which shall have two classes of Shares, designated Class A and Class I, or such classes as may from time to time be established and designated. The Shares of such Sub-Trusts and any Shares of any further Sub-Trust or class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:”

The undersigned hereby certifies that Amendment No. 14 to the Fourth Amended and Restated Agreement and Declaration of Trust set forth above has been duly adopted in accordance with the provisions of the Declaration of Trust.

IN WITNESS WHEREOF, the undersigned has hereto set his hand as of the day and year first above written.

By:	/s/ J. Christopher Jackson
Name:	J. Christopher Jackson
Title:	Secretary